Exhibit 10.28
GENERAL SECURITY AGREEMENT
DATED AS OF FEBRUARY 10, 2010

DEBTOR:	43642 YUKON INC., a Yukon company

SECURED PARTY:	WELLS FARGO CAPITAL FINANCE, LLC (formerly, Wells Fargo Foothill, LLC), a Delaware limited liability company as agent for and on behalf of the Lender Group and the Bank Product Providers

GENERAL SECURITY AGREEMENT
PARTIES
Debtor

Name:	43642 YUKON INC., a Yukon company

Address:

Attention:

Fax No.:

(the “Debtor”)
Secured Party

Name:	WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company as arranger and administrative agent for and on behalf of the Lender Group and the Bank Product Providers

Address:	2450 Colorado Avenue, Suite 3000 West Santa Monica, CA 90404

Attention:	Technology Finance Division Manager

Fax No.:	(310) 453-7413

(in such capacity, together with its successors and assigns in such capacity, the “Secured Party”)
EFFECTIVE DATE
February 10, 2010 (the “Effective Date”)
WHEREAS:
A. Pursuant to a credit agreement (as amended, restated, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of September 3, 2009, by and among RealPage, Inc. (the “Borrower”), as borrower, and the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), as lenders, and Wells Fargo Capital Finance, LLC (formerly, Wells Fargo Foothill, LLC), as agent for and on behalf of the Lenders (the “Agent”), the Lenders have agreed to make available to the Borrower certain credit facilities on the terms and conditions set out in the Credit Agreement.

B. To secure the payment and performance of the Guaranteed Liabilities (as defined in that certain guarantee dated as of the date hereof and granted by the Debtor to and in favour of the Agent (the “Guarantee”)), the Debtor has entered into the Guarantee to, among other things, guarantee the payment and performance of the Obligations (as defined in the Credit Agreement). The Debtor has also agreed to grant to the Secured Party a security interest in respect of the Collateral (as hereinafter defined) in accordance with the terms of this Agreement.
C. In this Agreement and Recitals, all capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.
THEREFORE for consideration, the receipt and adequacy of which are acknowledged by the Debtor, the Debtor agrees with the Secured Party as follows:
1. Grant of Security Interest
The Debtor hereby:
(a)	grants to the Secured Party, for the benefit of the Lender Group and the Bank Product Providers (collectively, the “Beneficiaries”), a security interest in; and

(b)	grants, mortgages and charges as and by way of a fixed and specific mortgage and charge to and in favour of the Secured Party, for the benefit of the Beneficiaries,
(collectively, the “Security Interest”),
all of the Debtor’s right, title and interest in and to all of the present and after-acquired personal property of the Debtor including, without limitation, each and every property described or referred to in Section 2 below and any proceeds derived directly or indirectly from any dealing with such property or any proceeds therefrom (collectively, the “Collateral”), all pursuant to and in accordance with the provisions of this Agreement.
The Security Interest granted hereby does not and shall not extend to, and Collateral shall not include: (i) any agreement, contract, lease, instrument, right, franchise, licence or permit (the “Contractual Rights”) to which the Debtor is a party or of which the Debtor has the benefit, to the extent that the creation of the Security Interest herein would constitute a breach of the terms thereof or permit any person to terminate the Contractual Rights for failure to obtain the consent of that person, but the Debtor shall hold its interest therein in trust for itself as owner and for the Secured Party as a secured party (notwithstanding the foregoing, nothing herein shall limit, impair or otherwise affect the Secured Party’s continuing security contract, interests in and lien upon any rights or interests of the Debtor in or to (a) monies due or to become due under any described contract, lease, permit, license, charter or license agreement (including any Accounts), or (b) any proceeds from the sale, license, lease or other dispositions of any such contract, lease, permit, license, charter, license agreement or Securities); (ii) the last day of the term of any lease or sublease, oral or written, or any agreement therefor, but upon the enforcement of the Security Interest, mortgages and charges contemplated herein, the Debtor shall stand possessed of such last day in trust to assign the same to any person acquiring such term; or (iii) any consumer goods (as defined below).

Upon the request of the Secured Party, the Debtor will take any and all actions reasonably required to provide the Secured Party with the benefit of a security interest in such Contractual Rights and shall assign and grant a security interest in such Contractual Rights in favour of the Secured Party forthwith upon obtaining the consent to such assignment and security interest as required of the other parties thereto. The Debtor agrees that it shall, upon the request of the Secured Party, use all commercially reasonable efforts to obtain any consent required to permit any Contractual Rights to be subjected to the Security Interest.
2. Description of Collateral
The Collateral of the Debtor includes all of the following personal property and fixtures, and all of the leasehold interests and other property described in paragraph 2(j) below,
(a)	all goods now or hereafter comprising part of the inventory of the Debtor and all interests, rights and benefits, both present and future of the Debtor in or to inventory including, without limitation, goods now or hereafter held for sale or lease or furnished or to be furnished under a contract of service or that are raw materials, work in process or materials used or consumed in a business or profession or finished goods;

(b)	all goods which are not inventory or consumer goods now or hereafter owned by the Debtor and all interests, rights and benefits, both present and future, of the Debtor in or to such goods including, without limitation, all equipment, office, warehouse and other furniture, fixtures, machinery, tools, rolling stock, motor vehicles, accessories, spare parts, supplies and other tangible personal property;

(c)	all fixtures now or hereafter owned by the Debtor and all interests, rights and benefits, both present and future, of the Debtor in or to fixtures;

(d)	all chattel paper now or hereafter owned or held by the Debtor and all interests, rights and benefits, both present and future, of the Debtor in, under or to chattel paper;

(e)	each and every document of title now or hereafter owned by the Debtor or of which the Debtor is or becomes a holder, whether negotiable or non-negotiable, including, without limitation, each and every warehouse receipt and bill of lading, and all interests, rights and benefits, both present and future, of the Debtor in, under or to each and every document of title;

(f)	each and every instrument now or hereafter owned by the Debtor or of which the Debtor is or becomes a holder, and all interests, rights and benefits, both present and future, of the Debtor in, under or to each and every instrument;

(g)	each and every security now or hereafter owned by the Debtor or of which the Debtor is or becomes a holder including, without limitation, all shares, stocks, warrants, bonds, debentures, debenture stock, investment property, security entitlements or the like issued by a corporation or other Person, or a partnership, association or government, and all interests, rights and benefits, both present and future, of the Debtor in, under or to each and every security;
(h)	all money of the Debtor and all money hereafter acquired by the Debtor and each and every account, debt, claim and demand of every nature and kind which is now due, owing or accruing due or which may hereafter become due, owing or accruing due to the Debtor, or which the Debtor now has or may hereafter have and all interests, rights and benefits, both present and future of the Debtor in or to each and every account, debt, claim and demand including, without limitation, claims against the Crown and claims under insurance policies;

(i)	all patents, industrial designs, trademarks, trade secrets and know-how in which the Debtor now or hereafter has an interest including without limitation, confidential information, trade-names, goodwill, copyrights, personalty rights, software and all other forms of intellectual and industrial property, and any registrations and applications for registration of any of the foregoing (collectively, the “Intellectual Property”);

(j)	each and every lease, agreement to lease and leasehold interest of the Debtor and all interests, rights and benefits, both present and future, of the Debtor in, under or to the same;

(k)	each and every intangible now or hereafter owned by the Debtor or of which the Debtor is or becomes a holder, and all interests, rights and benefits, both present and future, of the Debtor in, under or to each and every intangible;

(l)	with respect to the property described in each of subparagraphs 2(a) to 2(k) inclusive, all substitutions and replacements thereof, improvements, increases, additions and accessions thereto and all interests, rights and benefits, both present and future, of the Debtor in, under or to the same;

(m)	with respect to the property described in each of subparagraphs 2(a) to 2(1) inclusive, identifiable or traceable personal property in any form derived directly or indirectly from any dealing with such property or the proceeds therefrom and includes any payment representing indemnity or compensation for loss of or damage to such property or proceeds therefrom; and

(n)	with respect to the property described in each of subparagraphs 2(a) to 2(m) inclusive, all books, accounts, invoices, letters, deeds, contracts, security, securities, instruments, bills, notes, writings, papers, documents and records in any form evidencing or relating thereto, and all other rights and benefits to which the Debtor is now or may hereafter become entitled in respect thereof.
In this Agreement, the words “goods”, “inventory”, “investment property”, “equipment”, “chattel paper”, “consumer goods”, “document of title”, “instrument”, “security”, “security entitlement”, “money”, “account”, “motor vehicle”, “proceeds”, “intangible” and “accessions” shall have the same meanings as their defined meanings in The Personal Property Security Act (Manitoba) and the Regulations thereto (the “PPSA”). In this Agreement, each reference to “Collateral” shall, unless the context otherwise requires, include and be read as “Collateral or any part thereof”.
Without limiting the generality of the foregoing, the Collateral shall include all tangible personal property of the Debtor now or hereafter located on or about or in transit to or from the locations set out in Schedule B (as amended from time to time) hereto. The Debtor shall promptly inform the Secured Party in writing of any other location at which the Collateral consisting of tangible personal property may in the future be located.
3. Secured Obligations
The Security Interest created hereby secures the payment and performance of all present and future debts, liabilities and obligations of the Debtor in respect of the Credit Agreement and the other applicable Loan Documents, including, without limitation or duplication, (i) all obligations of the Debtor under the Guarantee (including but not limited to the Guaranteed Liabilities (as defined in the Guarantee)), (ii) all interest, fees, commissions, charges, expense reimbursements, indemnifications and all other amounts due or to become due from the Debtor hereunder and under any other Loan Document, and (iii) all expenses payable by the Debtor in connection with any and all of the foregoing wherever and however incurred, and any unpaid balance thereof (collectively, the “Secured Obligations”).
4. Attachment
The Debtor acknowledges and confirms that the Security Interest granted hereby shall attach:
(a)	forthwith upon the Effective Date with respect to each and every property included in the Collateral and in which the Debtor then has rights; and

(b)	forthwith upon the Debtor acquiring rights in each and every property included in the Collateral subsequent to the Effective Date.
For greater certainty, without in any way limiting the above, the Debtor acknowledges and confirms that it has not agreed to postpone the time for attachment of the Security Interest.
5. Debtor’s Representations and Warranties
The Debtor acknowledges that the Secured Party and the Beneficiaries are, in part, relying upon the representations, warranties and covenants made by or relating to the Debtor and set out in the Credit Agreement in accepting the Security Interest granted upon the terms of this Agreement, and hereby represents and warrants to and covenants with the Secured Party as follows:
(a)	Motor Vehicles: A description of all motor vehicles and other “serial number goods” (i.e. trailers, mobile homes, aircraft, aircraft engines and vessels) (including vehicle identification numbers) presently owned by the Debtor is set out in Schedule A to this Agreement.

(b)	Locations of Collateral: Any Collateral that is tangible personal property is located at the locations identified in Schedule B (as amended from time to time) to this Agreement (or is otherwise in transit).

(c)	No Consumer Goods: The Debtor does not own any consumer goods which are material in value or which are material to the business, operations, property, condition or prospects (financial or otherwise) of the Debtor.

(d)	Intellectual Property: The particulars of: (i) all registrations and applications for registration of any Intellectual Property owned by the Debtor; and (ii) any licensed Intellectual Property material to the Debtor’s business; is listed in Schedule C (as amended from time to time by delivering an updated schedule to the Secured Party) to this Agreement. Each such Intellectual Property is valid, subsisting, unexpired, enforceable and has not been abandoned without prior written consent of the Secured Party except to the extent the same is no longer necessary or economically desirable in the operations of the Debtor’s business. Except as set out in such Schedule (as amended from time to time), none of such Intellectual Property has been licensed or franchised by the Debtor to any Person. To the extent deemed necessary in the Debtor’s reasonable business judgment, the Debtor has made in good faith and in accordance with the procedures and regulations of the Canadian Intellectual Property Office, all payments, filings, and recordations necessary to protect and maintain their interest in the Intellectual Property identified on Schedule C.
All agreements, representations, warranties and covenants made by the Debtor in this Agreement are material, will be considered to have been relied on by the Secured Party and the Beneficiaries and will survive the execution and delivery of this Agreement or any investigation made at any time by or on behalf of the Secured Party and the Beneficiaries and any disposition or payment of the Secured Obligations until repayment and performance in full of the Secured Obligations or as otherwise permitted under the Credit Agreement and termination of all the rights of the Debtor that, if exercised, would result in the existence of Secured Obligations.
6. Debtor’s Covenants
The Debtor agrees with the Secured Party that:
(a)	The Debtor shall pay, perform, satisfy, fulfil and discharge the Secured Obligations when due.

(b)	The Debtor shall, if requested by the Secured Party, deliver forthwith to the Secured Party such further details respecting the Collateral as may reasonably be requested from time to time by the Secured Party. Such further details so delivered shall be deemed to be contained in and form part of this Agreement.

(c)	The Debtor shall not permit any material Collateral to be affixed to real or personal property now owned by the Debtor so as to become a fixture or accession, without prior written notice to the Secured Party and a collateral access agreement.

(d)	Except as permitted by the Credit Agreement, the Debtor shall not convey, sell, lease, license, assign, transfer or otherwise dispose of any of the Collateral,

(e)	In the event that any Collateral, including, without limitation, proceeds thereof, is evidenced by or consists of chattel paper, instruments, securities or negotiable documents of title (collectively, the “Negotiable Collateral”), and if and to the extent that the Secured Party determines that perfection or priority of the Secured Party’s security interest is dependent on or enhanced by possession, the Debtor, immediately upon the request of the Secured Party, shall endorse and deliver physical possession of such Negotiable Collateral to the Secured Party.

(f)	The Secured Party may, at any time after the occurrence and during the continuation of an Event of Default, (i) notify any Person obligated to the Debtor on any debt, account or chattel paper or any obligor to the Debtor on an instrument to make payment thereunder to the Secured Party, whether or not the Debtor was theretofore making collections thereon, and (ii) assume control of any proceeds arising from such Collateral. The Debtor agrees that, subject to the terms of any cash management agreement entered into by the Debtor, after the occurrence and during the continuance of an Event of Default, they will hold in trust for, the Secured Party, as the Secured Party’s trustee, any of its collections that they receive and immediately will deliver such collections to the Secured Party or a cash management bank in their original form as received by the Debtor.

(g)	The Debtor will not create, incur or permit to exist, and will defend the Collateral against, and will take such other action as is necessary to remove, any and all security interests in and other claims affecting the Collateral, other than the Security Interest created by this Agreement, Permitted Liens, or such security interests or other claims as permitted in writing by the Secured Party, and subject to the foregoing, the Debtor will defend the right, title and interest of the Secured Party in and to the Collateral against the claims and demands of all Persons.

(h)	Except as otherwise permitted under the Loan Documents, the Debtor shall not cause or permit any Person other than the Secured Party to have “control” (as defined in The Securities Transfer Act (Manitoba) (the “STA”)) of any financial asset or investment property constituting part of the Collateral, other than “control” in favour of any depositary bank or securities intermediary which has subordinated its lien to the lien of the Secured Party pursuant to documentation in form and substance satisfactory to the Secured Party.

(i)	The Debtor will promptly, following demand from time to time by the Secured Party, authorize, execute and deliver any and all agreements, instruments, documents and papers that the Secured Party may reasonably request to evidence the Secured Party’s Security Interest in any Intellectual Property.

(j)	The Debtor shall execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements,

consents, or other papers or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Secured Party may request, in order to create, preserve, perfect, maintain the perfection of, or validate the security interest granted or purported to be granted hereby, or to enable the Secured Party to exercise and enforce its rights hereunder with respect to such security interest and, without limiting the foregoing, shall:
(i)	deliver to the Secured Party any and all certificates representing Collateral that is a certificated security (the “Pledged Certificated Securities”) and other materials as may be required from time to time to provide the Secured Party with control over all Pledged Certificated Securities in the manner provided under Section 23 of the STA, and at the request of the Secured Party, will cause all Pledged Certificated Securities to be registered in the name of the Secured Party or its nominee;

(ii)	deliver to the Secured Party any and all such documents, agreements and other materials as may be required from time to time to provide the Secured Party with control over all Collateral that is an uncertificated security in the manner provided under Section 24 of the STA;

(iii)	deliver to the Secured Party any and all such documents, agreements and other materials as may be required from time to time to provide the Secured Party with control over all Collateral that is a security entitlement in the manner provided under Section 25 or 26 of the STA;

(iv)	deliver to the Secured Party any and all such documents, agreements and other materials as may be required from time to time to provide the Secured Party with control over all Collateral that is a futures contract in the manner provided under subsection 1.1 of the PPSA;

(v)	promptly from time to time upon request by the Secured Party enter into such control agreements, each in form and substance reasonably acceptable to the Secured Party, as may be required to perfect the security interest created hereby in any and all investment property, and will promptly furnish to the Secured Party true and complete copies thereof;

(vi)	promptly from time to time upon the request of the Secured Party, execute and deliver such short-form security agreements as the Secured Party may reasonably deem necessary or desirable to protect the interests of the Secured Party in respect of that portion of the Collateral consisting of intellectual property; and

(vii)	promptly upon request of the Secured Party, with respect to any securities issued by an issuer that is organized outside of Canada, cause to be delivered to the Secured Party a securities pledge agreement covering such securities.
7. Rights and Remedies/Events of Default
Forthwith upon the occurrence and during the continuance of an Event of Default, the Security Interest shall be enforceable and the Secured Party shall have, in addition to any other rights and remedies provided by law, the rights and remedies of a secured party under the PPSA and those provided by this Agreement and the Credit Agreement. In addition, upon the occurrence and during the continuance of an Event of Default, the Secured Party may take possession of the Collateral and enforce any rights of the Debtor in respect of the Collateral by any method available in or permitted by law and may require the Debtor to assemble the Collateral and to deliver or make the Collateral available to the Secured Party at any place as may be designated by the Secured Party.
For greater certainty, and without limiting any of the foregoing, the Debtor agrees with the Secured Party that the Secured Party may carry on, or concur in the carrying on of, all or any part of the business or undertaking of the Debtor, and may, to the exclusion of all others, including the Debtor, enter upon, occupy and use all or any of the premises, buildings, plant and undertaking of or occupied or used by the Debtor and may use all or any of the tools, machinery, equipment and intangibles of the Debtor for such time as the Secured Party sees fit, free of charge, to carry on the business of the Debtor and, if applicable, to manufacture or complete the manufacture of any inventory and to pack and ship the finished product.
8. Receiver — Appointment
Following the occurrence and during the continuance of an Event of Default, the Secured Party may take proceedings in any court of competent jurisdiction for the appointment of a receiver or a receiver and manager (the “receiver”) of the Collateral or may by instrument in writing appoint any Person to be a receiver of the Collateral or of any part thereof and may remove any receiver so appointed by the Secured Party and appoint another in his stead. To the extent permitted by applicable law, any receiver appointed by the Secured Party will (for purposes relating to responsibility for the receiver’s acts or omissions) be considered to be the agent of the Debtor and not of the Secured Party.
9. Receiver — Powers
Any receiver appointed hereunder by instrument in writing shall have power (a) to take possession of the Collateral or any part thereof and to maintain, preserve and protect the same; (b) to carry on or concur in carrying on all or any part of the business or businesses of the Debtor; (c) to borrow money on the security of the Collateral in priority to the Security Interest granted by this Agreement, which such receiver, in its reasonable discretion, determines is required in connection with either or both of the powers provided for in paragraphs (a) and (b); and (d) to dispose of the Collateral in whole or in part, and any such disposition may be by public sale (whether by auction, tender or otherwise), private sale, lease or otherwise, and at such time and place and on such terms and for such price and manner of payment thereof, all as such receiver may, in its reasonable discretion, determine; provided that any such receiver shall be and is deemed to be the agent of the Debtor and the Secured Party shall not in any way be responsible for any misconduct, negligence or nonfeasance of any such receiver reasonably selected by the Secured Party.
10. Consultants
Following the occurrence and during the continuance of an Event of Default, the Secured Party may require the Debtor to engage a consultant of the Secured Party’s choice, or engage a consultant on its own behalf, such consultant to receive the full cooperation and support of the Debtor and its employees, including unrestricted access to the premises, books and records of the Debtor; all reasonable fees and expenses of such consultant shall be for the account of the Debtor and the Debtor hereby authorizes any such consultant to report directly to the Secured Party and to disclose to the Secured Party any and all information obtained in the course of such consultant’s employment.
11. Disposition of Collateral
The Secured Party may exercise any or all of the rights and remedies contained herein without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except as may be required by applicable law, or the Credit Agreement) to or on the Debtor or any other person, and the Debtor by this Agreement waives each such demand, presentment, protest, advertisement and notice to the extent permitted by applicable law, or the Credit Agreement. None of the above rights or remedies will be exclusive of or dependent on or merge in any other right or remedy, and one or more of such rights and remedies may be exercised independently or in combination from time to time. Without prejudice to the ability of the Secured Party or a receiver to dispose of the Collateral in any manner which is commercially reasonable, the Debtor acknowledges that a disposition of Collateral by the Secured Party or a receiver which takes place substantially in accordance with the following provisions will be deemed to be commercially reasonable:
(a)	Collateral may be disposed of in whole or in part;

(b)	Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

(c)	any purchaser or lessee of Collateral may be a customer of any member of the Beneficiaries;

(d)	a disposition of Collateral may be on such terms and conditions as to credit or otherwise as the Secured Party or a receiver, in its sole discretion, may deem advantageous; and

(e)	the Secured Party or a receiver may establish an upset or reserve bid or price in respect of Collateral.
12. Proceeds of Disposition/Deficiency

Any proceeds of any disposition of any of the Collateral shall be applied by the Secured Party or a receiver on account of the Secured Obligations in accordance with the provisions of the Credit Agreement. If such proceeds fail to satisfy the Secured Obligations, the Debtor shall be liable for the full amount of the deficiency resulting to the Secured Party and the Beneficiaries.
13. Amalgamation
14. The Debtor acknowledges that if it amalgamates with any other corporation or corporations, to the extent permitted in the Credit Agreement, then (i) the Collateral and the Security Interest created by this Agreement will extend to and include all the property and assets of the amalgamated corporation and to any property or assets of the amalgamated corporation thereafter owned or acquired, (ii) the term “Debtor”, where used in this Agreement, will extend to and include each amalgamated corporation, and (iii) the term “Secured Obligations”, where used in this Agreement, will extend to and include the Secured Obligations of each amalgamated corporation.
15. General Provisions
(a)	Discharge: The Debtor shall not be discharged from the Secured Obligations by any extension of time, additional advances, renewals, amendments or extensions to this Agreement, any waiver by or failure of the Secured Party or the Beneficiaries to enforce any provision of this Agreement or any other Loan Document, the taking of further security, releasing security, extinguishment of the Security Interest, mortgages and charges as to all or any part of the Collateral, or any other act except an express written release or discharge by the Secured Party of the Security Interest granted hereby or upon the full payment and performance of the Secured Obligations, at which time the Secured Party shall, at the Debtor’s expense, deliver to the Debtor all necessary discharges, releases, financing statements and other documents or instrument as the Debtor may reasonably require and the Secured Party will redeliver to the Debtor any Collateral in its possession.
(b)	Accounts and Contractual Rights: Notwithstanding any provision of this Agreement, the Debtor will remain liable under each of the documents giving rise to the accounts and under each of the Contractual Rights to observe and perform all the conditions and obligations to be observed and performed by the Debtor thereunder, all in accordance with the terms of each such document and Contractual Rights. The Secured Party or the Beneficiaries will have no obligation or liability under any account (or any document giving rise thereto) or Contractual Rights by reason of or arising out of this Agreement or the receipt by the Secured Party or the Beneficiaries of any payment relating to such account or Contractual Rights pursuant hereto, and in particular (but without limitation), the Secured Party or the Beneficiaries will not be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any account (or any document giving rise thereto) or under or pursuant to any Contractual Rights, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any account (or any document giving rise thereto) or under any Contractual Rights, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time.
(c)	Other Security: The security constituted by this Agreement is in addition to and not in substitution for any other security, or right from time to time held by the Secured Party or the Beneficiaries and:
(i)	the Secured Party may realize upon or enforce all or part of any security, or right from time to time held by it in any order it desires and any realization by any means upon any security, or right shall not bar realization upon any other security, or right; and

(ii)	the taking of any action or proceeding or refraining from so doing or any other dealings with or in respect of any other security, or right from time to time held by the Secured Party shall not release or affect the security provided for in this Agreement and the taking of the security hereby granted or any proceedings hereunder for the realization of the security hereby granted shall not release or affect any other security, or right from time to time held by the Secured Party.
(d)	Waiver, etc.: No failure or delay on the part of the Secured Party or the Beneficiaries to exercise any right provided for in or contemplated by this Agreement and no waiver as to any Event of Default in the Credit Agreement shall operate as a waiver of any other Event of Default unless made in writing and signed by the Secured Party and, in that event, such waiver shall operate only as a waiver of the right or Event of Default expressly referred to therein. Nothing in this Agreement and nothing referred to in the Secured Obligations shall preclude any other remedy by action or otherwise for the enforcement of this Agreement or the payment and performance in full of the Secured Obligations.

(e)	Assignment: All rights and obligations of the Secured Party hereunder shall be assignable in whole or in part in accordance with the Credit Agreement. The rights and obligations of the Debtor shall not be assignable except in accordance with the terms of the Credit Agreement.

(f)	Entire Agreement: This Agreement and the other Loan Documents to which the parties are party set forth the entire intent and understanding of the parties relating to the subject matter hereof and supersedes and replaces all prior agreements and commitments, whether written or oral, made between the parties and all earlier discussions and negotiations between them. The parties are not relying upon and there are no collateral or other representations, warranties, agreements or covenants made by any of the parties hereto which are not contained herein or in the other Loan Documents.

(g)	Further Assurances: Each of the parties hereto shall and will, from time to time and at all times hereafter upon every reasonable written request so to do, make, do,

execute and deliver, or cause to be made, done, executed and delivered, all such further papers, acts, deeds, assurances and things as may be necessary in the opinion of any party or counsel for any party, acting reasonably, for implementing and carrying out more effectually the true intent and meaning of this Agreement including, without limitation, to perfect or better perfect the Security Interest of the Secured Party in the Collateral or any part thereof.

(h)	Severability: In the event that any provision or part of a provision contained in this Agreement is held to be invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby and all such remaining provisions or the remainder of such provision shall continue in full force and effect. All provisions hereof are declared to be separate and distinct provisions, as the case may be.

(i)	Headings: All headings and titles in this Agreement are for convenience of reference only and shall not affect the interpretation of the terms hereof.

(j)	Gender, etc.: In construing this Agreement, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require. Words such as “hereunder”, “hereto”, “hereof’, “herein” and other words commencing with “here” shall, unless the context clearly indicates the contrary, refer to the whole of this Agreement and not to any particular paragraph or part thereof.

(k)	Binding Effect: All rights of the Secured Party hereunder shall enure to the benefit of its successors and assigns and all obligations of the Debtor hereunder shall bind the Debtor, its successors and permitted assigns.

(l)	Governing Law: This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws in force in the Province of Manitoba and the laws of Canada applicable therein and shall be treated in all respects as a Manitoba contract.

(m)	Notice: Any demand, notice, request, consent, approval or other communication required or permitted to be made by any party hereto to any other party hereto in connection with this Agreement shall be made or given to such party at the address set out on the first page of this Agreement or as otherwise provided to the other party, in writing, and otherwise in accordance with the notice procedures set out in Section 11 of the Credit Agreement.

(n)	Failure to Perfect: The Secured Party shall not be liable or accountable for any negligence or failure to perfect the Security Interest granted herein or to seize, collect, realize, sell or obtain possession or payment of or for the Collateral or any part thereof and shall not be bound to institute proceedings for the purpose of seizing, collecting, realizing, selling or obtaining possession or payment of the same or, for the purpose of preserving the rights of the Debtor or any other Person, firm or corporation in respect of same.

(o)	No Amendment: This Agreement may not be amended, altered or qualified except by a written agreement executed by the parties hereto.

(p)	Power of Attorney: The Secured Party, or any receiver or agent appointed hereunder, is hereby irrevocably constituted as the duly appointed lawful attorney of the Debtor, with full power (including full power of substitution), following the occurrence and during the continuance of an Event of Default, to make, do, execute and deliver all such documents, assignments, acts, matters or things on behalf of the Debtor with the right to use the name of the Debtor whenever and wherever it may be deemed necessary or expedient. The power of attorney hereby granted is a power coupled with an interest and shall survive the dissolution, liquidation, winding-up or other termination of existence of the Debtor. The Debtor agrees to and does hereby ratify all acts done and all documents executed and delivered by the Secured Party following the occurrence and during the continuance of an Event of Default, pursuant to the power of attorney hereby granted and the Debtor hereby confirms that the Secured Party and all third parties are entitled to rely upon such ratification.

(q)	Time of Essence: Time shall be strictly of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

(r)	Debtor’s Receipt: The Debtor hereby acknowledges receipt of a fully signed copy of this Agreement.

(s)	Financing Statement: To the extent permitted by applicable law, the Debtor hereby waives its entitlement to receive a copy of any financing statements registered by the Secured Party or statements confirming registration of a financing statement by the Secured Party with respect to this Agreement.

(t)	Conflict: In the event of a conflict or inconsistency between the provisions of this Agreement and the provisions of the Credit Agreement, then the provisions of the Credit Agreement shall have priority over and shall govern to the extent of such conflict or inconsistency; provided, however, that the existence of a particular representation, warranty, covenant or other provision in this Agreement which is not contained in the Credit Agreement shall not be deemed to be a conflict or inconsistency, and that particular representation, warranty, covenant or other provision shall continue to apply.

(u)	Secured Party as Agent: Each reference herein to any right granted to, benefit conferred upon, or power exercisable, exercised, or action taken by, the Secured Party shall be deemed to be a reference to the right granted to, benefit conferred upon, and power exercisable, exercised, and action taken by, the Secured Party in its capacity as agent for the benefit of the Beneficiaries all as more fully set forth in the Credit Agreement.

          IN WITNESS WHEREOF the Debtor has executed this Agreement and agrees to be bound thereby as of the Effective Date set out above.
[Signature page to follow]

43642 YUKON INC.
By:	/s/ Timothy J. Barker
	Name:	Timothy J. Barker
	Title:	V.P

SCHEDULE “A”
SERIAL NUMBER GOODS
None.

SCHEDULE “B”
LOCATIONS
1-59 Scurfield Blvd., Winnipeg, MB R3Y 1V2 CANADA1

[1]	In addition to certain remote locations at which certain employees working out of their homes have certain telecommuting equipment, for example, cell phones, laptops, printers, facsimile machines, etc.

SCHEDULE “C”
INTELLECTUAL PROPERTY
Registered Trademarks:

43642 Yukon, Inc.	US	PROPERTY MASTER*	Serial No. 1,005,335 Reg. Number TMA541,572	Registration Date: 2/26/2001
43642 Yukon, Inc.	US	PROPERTY MASTER and Design*	Serial No. 504,362 Reg. Number TMA294,111	Registration Date: 5/30/03

*-	Acquired through acquisition of substantially all of the assets of Domin-8 Enterprise Solutions, LLC, and subsidiaries. Assignments of trademarks to be filed with Canadian Intellectual Property Office.
Common Law Trademarks:
Spectra
Registered Copyrights:
None
Licensed Intellectual Property:
•	MS Access 2003 (current development platform)

•	MS Office Communicator

•	MS Office 2007 — all components including Project and Visio

•	MS Visual Foxpro 9.0 — used for PMEdge data migrations

•	MS Visual Studio 6.0 (Visual Basic 6.0)

•	MS XML Notepad 2007

•	Cisco IP Communicator

•	MS SQL Server full version plus express version

•	InstallShield DevStudio 9 for building product deployment CD images

•	Nero Suite for burning CDs

•	Snagit screen capture program

•	Winzip

•	Adobe Acrobat (creating and modifying PDF input forms)

•	AntiVirus software (currently McAfee)

•	Veritas Backup software for network backup

•	VMWare for virtual server setup to test product installations

•	Acronis True Image for creating baseline operating system images for testing product installation on different platforms

•	Amyuni PDF Suite

•	DBI-Tech Component Toolbox 6.0

•	DBI-Tech ctListbar 6.0

•	DBI-Tech Studio Controls for COM

•	Windows XP Professional 32 and 64 bit

•	Windows Vista Business 32 and 64 bit

•	Windows 7 32 and 64 bit

•	Windows Server 2003 32 and 64 bit

•	Windows Server 2008 32 and 64 bit

•	MS Office including Outlook, Word, Excel, Access 2003, Internet Explorer, Power Point, etc

•	Phones — today Cisco

•	SIT homegrown CRM — still needed for Spectra licensing and customer portal access

•	MeetingPlace

•	NetSuite

•	MS Office Communicator

•	MSDN

•	Terminal Services

•	TeamViewer

•	Adobe Reader

•	Adobe Writer

•	PDF995

•	Spectra (old and new releases)

•	Robodemo, RoboHelp

•	Snagit